UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2009

PRESSURE BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

MASSACHUSETTS

  (State or Other Jurisdiction of Incorporation)

0-21615	04-2652826
(Commission File Number)	(IRS Employer Identification No.)

14 Norfolk Avenue, South Easton, MA	02375
(Address of Principal Executive Offices)	(Zip Code)

(508) 230-1828

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 18, 2009, Pressure BioSciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), pursuant to which the Company agreed to sell an aggregate of 62,039 units for a purchase price of $18.80 per unit (the “Purchase Price”), resulting in gross proceeds to the Company of $1,166,333.20 (the “Private Placement”).  This is the first tranche of a $2.5 million private placement, and is expected to close on Wednesday, November 18, 2009.  Each unit (“Unit”) consists of (i) one share of a newly created series of preferred stock, designated Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Convertible Preferred Stock”) convertible into 10 shares of our common stock and (ii) a warrant to purchase one share of Series B Convertible Preferred Stock at an exercise price equal to $23.80 per share, with a term expiring on August 11, 2011 (“Warrant”).

In connection with the Private Placement and the Securities Purchase Agreement, the Company also agreed that if it completes a subsequent equity financing within one year from the initial closing of the Private Placement, it will offer each purchaser the opportunity to exchange the Units purchased in the Private Placement for the equity securities issued in such subsequent financing, subject to compliance with applicable rules and regulations.  The Securities Purchase Agreement contains customary representations and warranties and covenants from the Company and each purchaser.

In connection with the Private Placement, the Company is paying a finder’s fee of $68,907.24, plus warrants to purchase 3,665 shares of Series B Convertible Preferred Stock at $28.80 per share, expiring August 11, 2012.

This press release is not an offer to sell or a solicitation of offers to buy units, Series B Convertible Preferred Stock or warrants.  The Units or the shares of Series B Convertible Preferred Stock and Warrants comprising the Units, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.

This description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

Series B Convertible Preferred Stock

Dividends.  The Series B Convertible Preferred Stock will pay a cumulative dividend at the rate of 5% per annum of the Purchase Price, payable semi-annually within 45 days of June 30th and December 31st, commencing on December 31, 2009 (with the first payment to be pro-rated based on the number of days occurring between the date of issuance and December 31, 2009).  Dividends may be paid in cash or in shares of Common Stock at the Company’s option, subject to certain conditions.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series B Convertible Preferred Stock will be paid out of the assets of the Company available for distribution to the Company’s stockholders, on an equivalent basis with the Series A Convertible Preferred Stock, before any payment shall be paid to the holders of Common Stock, an amount per share equal to the Purchase Price, plus accrued and unpaid dividends.  Unless the holders of a majority of the outstanding shares of Series B Convertible Preferred Stock elect otherwise, a merger or consolidation (other than one in which stockholders of the Company own a majority by voting power of the outstanding shares of the surviving or acquiring corporation) and a sale, lease, transfer or other disposition of all or substantially all of the Company’s assets will be treated as a liquidation of the Company thereby triggering the liquidation preference.

Voluntary Conversion.  Each share of Series B Convertible Preferred Stock is convertible into 10 shares of Common Stock at any time at the option of the holder, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions (the “Conversion Ratio”). Unless waived under certain circumstances by the holder of Series B Convertible Preferred Stock, such holder’s shares of Series B Convertible Preferred Stock may not be converted if upon such conversion the holder’s beneficial ownership would exceed certain thresholds.

Mandatory Conversion.  Each share of Series B Convertible Preferred Stock will automatically be converted into shares of common stock at the Conversion Ratio then in effect:  (i) if, after 12 months from the closing of the Private Placement, the common stock trades on the Nasdaq Capital Market (or other primary trading market or exchange on which the common stock is then traded) at a price equal to 3/10 of the Purchase Price, or $5.64, for 20 out of 30 consecutive trading days with average daily trading volume of at least 10,000 shares or (ii) upon a registered public offering by the Company at a per share price equal to 3/10 of the Purchase Price, or $5.64, with aggregate gross proceeds to the Company of not less than $10 million.  Unless waived under certain circumstances by the holder of the Series B Convertible Preferred Stock, such holder’s Series B Convertible Preferred Stock may not be converted if upon such conversion the holder’s beneficial ownership would exceed certain thresholds.

Voting Rights.  The holders of Series B Convertible Preferred Stock are not entitled to vote on any matters presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), except that the holders of Series B Convertible Preferred Stock may vote separately as a class on any matters that would amend, alter or repeal any provision of the Company’s Restated Articles of Organization, as amended, in a manner that adversely affects the powers, preferences or rights of the Series B Convertible Preferred Stock and such holders may also vote on any matters required by law.

Redemption.  At any time after February 12, 2014, upon 30 days written notice, the Company will have the right to redeem the outstanding shares of Series B Convertible Preferred Stock at a price equal to the Purchase Price, plus all accrued and unpaid dividends thereon.  The redemption price may be paid in two annual installments.  The Series B Convertible Preferred Stock and the Series A Convertible Preferred Stock will be treated on an equivalent basis with respect to payments made in connection with redemption.

This description of the Series B Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Company’s Articles of Amendment, together with the Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Warrants

The Warrants have an exercise price equal to $23.80, with a term expiring on August 11, 2011.  The Warrants also permit the holder to conduct a “cashless exercise” at any time the holder of the Warrant is an affiliate of the Company.  The exercise price and/or number of shares issuable upon exercise of the Warrants will be subject to adjustment for stock dividends, stock splits or similar capital reorganizations, as set forth in the Warrants.

Subject to the terms and conditions of the Warrants, the Company has the right to call for cancellation of the Warrants if the volume weighted average price of our common stock on the Nasdaq Capital Market (or other primary trading market or exchange on which our common stock is then traded) equals or exceeds 5/20 of the Purchase Price, or $4.70, for either (i) 10 consecutive trading days or (ii) 15 out of 25 consecutive trading days.

Registration Rights Agreement

In connection with the Private Placement, the Company has agreed that, if at any time the Company files a Registration Statement relating to an offering of equity securities of the Company (the “Registration Statement”) the Company shall include in the Registration Statement the resale of the shares of Common Stock underlying the Series B Convertible Preferred Stock.  This right is subject customary conditions and procedures.

This description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.5 and is incorporated herein by reference.

Item 3.02                      Unregistered Sales of Equity Securities

The sale of the Units described in Item 1.01 of this Current Report on Form 8-K were issued and sold in the Private Placement without registration under the Securities Act, in reliance upon the exemption from registration set forth in Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act.  The Company based such reliance upon representations made by each purchaser of Units, including, but not limited to, representations as to the purchaser’s status as an “accredited investor” (as defined in Rule 501(a) under Regulation D) and the purchaser’s investment intent.  The Units were not offered or sold by any form of general solicitation or general advertising (as such terms are used in Rule 502 under Regulation D).  The Units or the shares of Series B Convertible Preferred Stock and Warrants comprising the Units, may not be re-offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.  The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective on November 17, 2009, the Company amended its Restated Articles of Organization, as amended, by filing with the Secretary of State of the Commonwealth of Massachusetts Articles of Amendment (i) reducing the number of authorized shares of Series A Convertible Preferred Stock from 608,696 to 313,960 and (ii) creating a new series of preferred stock, designated “Series B Convertible Preferred Stock,” par value $0.01 per share.  The material terms of Series B Convertible Preferred Stock are described in Item 1.01 of this Current Report on Form 8-K, and the information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 8.01                      Other Events

On November 18, 2009, the Company announced that its unaudited stockholders’ equity as of November 17, 2009 is approximately $3.0 million.  The total number of issued and outstanding shares of common stock of the Company as of November 16, 2009 was 2,195,283.

Item 9.01                      Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Exhibit Description
3.1	Articles of Amendment to the Company’s Restated Articles of Organization, as amended
4.1	Securities Purchase Agreement entered into as of November 18, 2009, between the Company and several purchasers
4.2	Form of Warrant
4.3	Registration Rights Agreement
99.1	Press Release dated November 18, 2009, announcing the Private Placement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 18, 2009	PRESSURE BIOSCIENCES, INC.

	By:	/s/ Richard T. Schumacher
Richard T. Schumacher, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1	Articles of Amendment to the Company’s Restated Articles of Organization, as amended
4.1	Securities Purchase Agreement entered into as of November 18, 2009, between the Company and several purchasers
4.2	Form of Warrant
4.3	Registration Rights Agreement
99.1	Press Release dated November 18, 2009, announcing the Private Placement